______________________AURORA LOAN SERVICES_________________________
Owner: N/A

Depositor:
Structured Asset Securities Corporation
LMT 2007-8
745 7
th
Ave, 7
th
Floor
New York, NY 10019

Master Servicer: Aurora Loan Services
Michele Olds
10350 Park Meadows Drive
Littleton, CO 80124

Trustee:
US Bank, N.A.
Structured Finance / LMT 2007-8
One Federal Street, 3
rd
Floor
Boston, Massachusetts 02110

Securities Administrator:

Subject:
Annual Officer's Certification
Fiscal Year: 2007
Investor Code: H60
Investor Name: LMT 2007-8

I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the
"Servicer"), do certify the following for the Calendar Year 2007:

1. A review of the activities of the Servicer during the period beginning on the cut-off date and ending on December 31, 2007 (the reporting period) and of its performance under the
Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.

Certified by: AURORA LOAN SERVICES LLC

By: /s/ Terry L. Gentry

Name: Terry L. Gentry
Title: Managing Director